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                                                                    Exhibit 24.2

                             SECRETARY'S CERTIFICATE

         I, Jerry K. Mueller, certify that I am the duly elected, qualified and acting Secretary of Neoprobe Corporation, a Delaware Corporation (the "Corporation"), that I am authorized and empowered to execute this Certificate on behalf of the Corporation and further certify that the following is a true, complete and correct copy of a resolution adopted by the Board of Directors of the Corporation on September 19, 1996, which resolution has not been amended, modified or rescinded:

                    RESOLVED, that each officer and director of the Corporation who may be required to execute the Registration Statement or any amendment thereto (whether on behalf of the Corporation or as an officer or director thereof or otherwise) be, and hereby is, authorized to execute a power of attorney appointing John L. Ridihalgh and David C. Bupp as his true and lawful attorney and agent to execute in his name, place and stead (in any such capacities) the Registration Statement and any and all amendments thereto, and any other documents or instruments necessary in connection therewith, said attorney and agent to have full power and authority to do and perform, in the name of and on behalf of each of said officers and directors, or both, as the case may be, every act whatsoever necessary or advisable to be done in the premises, as fully as any such officer or director could do in person; and further

IN WITNESS WHEREOF, I have hereunto set my hand this 23rd day of October, 1996.

                                           /s/ Jerry K. Mueller, Jr.
                                           --------------------------------
                                           Jerry K. Mueller, Jr., Secretary